EXECUTION VERSION

NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of February 9, 2012

by and among

ASEN 2, CORP.,

(as the “Company”)

and

AMERICAN STANDARD ENERGY CORP.,

(as the “Guarantor”)

and

PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD.

and

PWCM MASTER FUND LTD.

(as the “Investor”)

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit 1.1A	-	Form of Note
Exhibit 4.1(q)	-	Form of Registration Rights Agreement

SCHEDULES

Schedule 2.1(c)(i)	-	Authorized Capital Stock
Schedule 2.1(c)(ii)	-	Preemptive or Other Rights
Schedule 2.1(e)	-	Undisclosed Liabilities
Schedule 2.1(f)	-	Indebtedness
Schedule 2.1(g)	-	Liens
Schedule 2.1(h)	-	Litigation
Schedule 2.1(n)	-	Transactions with Affiliates
Schedule 2.1(p)	-	Collective Bargaining and Employment Agreements
Schedule 2.1(t)	-	Material Agreements
Schedule 3.17	-	Oil and Gas Properties
Schedule 3.21	-	Marketing Contracts

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Note and Warrant PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of February 9, 2012 (this “Agreement”), is by and among ASEN 2, CORP., a Delaware corporation (the “Company”), AMERICAN STANDARD ENERGY CORP., a Delaware corporation (the “Guarantor”), and PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD., a Cayman Islands corporation (“Opportunities”) and PWCM MASTER FUND LTD., a Cayman Islands corporation, (“PWCM” and together with Opportunities, collectively, the “Investor”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE

Section 1.1     Purchase and Sale of Note and Warrants.

(a)          On the Closing Date (as defined in Section 1.2) (i) the Company shall issue to the Investor a promissory note, substantially in the form of Exhibit 1.1A attached hereto (the “Note”), which Note shall evidence the advance made by the Investor to the Company pursuant to this Agreement and (ii) the Guarantor shall issue to the Investor warrants (the “Warrants”) granting to the Investor the right to purchase Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (3,333,333) shares of fully paid and non-assessable Common Stock (as defined below), at a per share purchase price of Two Dollars and 50/100 ($2.50) (the “Exercise Price”).

(b)          Upon satisfaction of the terms and conditions set forth in ARTICLE IV and in reliance on the representations and warranties of the Company and the Guarantor set forth herein and in the other Transaction Documents (as defined in Section 2.1(b)), the Investor, severally and not jointly, shall advance to the Company an amount equal to the Investor’s Commitment Percentage of $20,000,000 as described in this Section 1.1, less (i) the original issue discount set forth below and (ii) the amount of fees and expenses of the Investor the Company is obligated to pay pursuant to Section 7.1. “Commitment Percentage” of the Investor shall mean the percentage set forth below the Investor’s names on the signature page hereof.

(c)          The first advance pursuant to the Note (the “Initial Funding”) shall be made by the Investor, severally and not jointly, to the Company on the Closing Date in an amount equal to the result of $10,000,000 less (i) an unconditional non-refundable original issue discount in an amount equal to $175,000 and (ii) the amount of fees and expenses of the Investor the Company is obligated to pay pursuant to Section 7.1 on the Closing Date; and the Guarantor shall issue the Warrants to the Investor.

(d)          An additional advance pursuant to the Note (the “Subsequent Funding”) shall be made by the Investor, severally and not jointly, to the Company on the first date on which the transactions contemplated pursuant to a certain purchase and sale agreement (the “Purchase Agreement”) to be entered into among the Guarantor, XOG Operating LLC, HNL Royalties LLC, Geronimo Holding Corporation, Randall Capps and such other Persons (as defined in Section 2.1(d)) that may be parties thereto, and each of the conditions set forth in Section 4.2 hereof has been fully satisfied or waived by the Investor, in an amount equal to the result of $10,000,000 less (i) an unconditional non-refundable original issue discount in an amount equal to $175,000 and (ii) the amount of fees and expenses of the Investor the Company is obligated to pay pursuant to Section 7.1 on the date the Subsequent Funding is made.

(e)          The aggregate outstanding principal amount of the Note and all accrued and unpaid interest thereon shall be due and payable on the earlier of February 9, 2015 and the date on which such principal amount is accelerated after the occurrence of an Event of Default pursuant to the terms of the Note. “Business Day” shall mean any day banking transactions can be conducted in New York City, New York and does not include any day which is a federal or state holiday in such location.

Section 1.2     Closing Date.

The closing under this Agreement shall take place immediately upon the execution of this Agreement by the parties hereto and the satisfaction of the conditions contained in Section 4.1 or on such other date as may be agreed upon in writing by the parties hereto (the “Closing Date”). The Closing Date shall take place at the offices of the Investor, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m., New York time, or at such other time and location as may be agreed upon by the parties hereto.

Section 1.3     Warrant Shares.

The Guarantor has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock necessary to effect the exercise of the Warrants and any conversion contemplated by the Note in full. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. Any shares of Common Stock issuable upon any Conversion of the Note (and such shares when issued) are herein referred to as the “Note Shares”. The Note, the Warrants, Warrant Shares and the Note Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor, as of the date hereof, as follows:

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(a)          Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any direct or indirect Subsidiaries or own securities of any kind in any other entity. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company or Guarantor, as applicable. The Company is duly qualified as a foreign corporation, duly incorporated to do business and is in good standing in every other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any (a) material adverse effect on (i) the business, operations, properties or financial condition of the Guarantor and its Subsidiaries (taken as a whole) or (ii) Investor’s liens in the Collateral or the priority of any such lien and/or (b) condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or the Guarantor to perform any of their respective obligations under this Agreement or any of the other Transaction Documents.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform (i) this Agreement, (ii) the Note, (iii) the Security Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and between the Company and the Investor, and (iv) those certain leasehold and deeds of trust dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Deeds of Trust”; this Agreement, the Note, the Warrants, the Security Agreement, the Guaranty dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by the Guarantor in favor of the Investor and the Deeds of Trust, collectively, the “Transaction Documents” and each individually a “Transaction Document”) by and between the Company the Investor. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors, stockholders or any other third party is required. When executed and delivered by the Company, each of the Transaction Documents to which they are a party shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)          Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company (the “Common Stock”) as of the Closing Date is set forth on Schedule 2.1(c)(i) attached hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in the SEC Reports or on Schedule 2.1(c)(ii) attached hereto, there are no outstanding options, warrants, scrip or call relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting of any shares of the capital stock of the Company. “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever. “SEC Reports” means all forms, reports and other documents publicly filed by Guarantor with the Securities and Exchange Commission via Edgar under the Securities Exchange Act of 1934, as amended.

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(d)          No Conflicts. The execution and delivery of the Transaction Documents by the Company, and the performance of its obligations thereunder, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation or Bylaws, each as amended to date, (collectively, the “Organizational Documents”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, except, solely in the case of clauses (ii) and (iii), for such violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than violations with respect to federal and state securities laws). The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party or issue the Note in accordance with the terms hereof (other than any filings to perfect liens or security interests granted to the Investor pursuant to the Transaction Documents and any filings pursuant to the Guarantor’s disclosure obligations as a public company with the Securities and Exchange Commission). The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)          No Undisclosed Liabilities, Events or Circumstances. Except as set forth in the SEC Reports or on Schedule 2.1(e) attached hereto, since September 30, 2011, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), and no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, other than those incurred in the ordinary course of the Company’s business or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(f)          Indebtedness. Schedule 2.1(f) attached hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments to incur. For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of bankers acceptances, currency swap agreements, interest rate hedging agreements (including, without limitation, interest rate and commodity hedging agreements), or other similar financial products, (iii) all capital lease obligations, (iv) all obligations or liabilities secured by a lien or encumbrance on any asset of such Person, irrespective of whether such obligation or liability is assumed, (v) all obligations for the deferred purchase price of assets (other than trade debt and other account payables), (vi) all synthetic leases, (vii) all obligations with respect to redeemable stock and redemption or repurchase obligations under any capital stock or other equity securities issued by such Person, (viii) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account, (ix) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law, (x) trade debt and other account payables which remain unpaid more than sixty (60) days past the due date thereof, and (xi) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

(g)          Title to Collateral. The Company has good and valid title to all of the Collateral (as defined in the Security Agreement and Deed of Trust), free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Encumbrances (as defined in Section 3.6). The leases with respect to the Oil and Gas Properties are valid and subsisting and in full force and effect. Pursuant to, and upon execution, delivery and the filing of Deeds of Trust in the appropriate jurisdictions, the Investor shall have a perfected, first-priority security interest in the Collateral. With respect to the leases of the Oil and Gas Properties, “good and valid title” means such title that will enable the title holder to receive from each of such Oil and Gas Properties at least the “Net Revenue Interest” for the wells associated with each of such Oil and Gas Properties, without reduction, suspension, or termination throughout the productive life of the wells, except for any reduction, suspension, or termination: (i) caused by orders of the appropriate regulatory agency having jurisdiction over an Oil and Gas Property that are promulgated after the Closing Date and that concern pooling, unitization, communitization, or spacing matters affecting an Oil and Gas Property; or (ii) otherwise set out in Schedule 2.1(g). “Good and valid title” also means title that will obligate the title holder to bear no greater “Working Interest” than the Working Interest for each of the wells as being associated with each of such Oil and Gas Properties, without increase throughout the productive life of the wells, except for any increase: (i) that also results in the Net Revenue Interest associated with the well being proportionately increased; (ii) caused by contribution requirements provided for under provisions similar to those contained in Article VI of the A.A.P.L. Form 610-89 Model Form Operating Agreement; (iii) caused by orders of the appropriate regulatory agency having jurisdiction over an Oil and Gas Property that are promulgated after the Closing Date and that concern pooling, unitization, communitization, or spacing matters affecting a particular Oil and Gas Property; or (iv) otherwise set forth in Schedule 2.1(g).

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(h)          Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(h) attached hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)          Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(j)          Taxes. The Company has timely and accurately prepared and filed (taking into account any extensions of time to file) all federal, state and other tax returns required by law to be filed by (or with respect to) it and all such tax returns were correct and complete in all material respects, has paid or made provisions for the payment of all material taxes shown to be due and all additional assessments, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(k)          Disclosure. Neither this Agreement (including the Schedules attached hereto) nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents, taken together as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. There is no material fact known to the Company that has had or could reasonably be likely to have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to the Investor for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

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(l)          Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect, the Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Laws. “Environmental Laws” shall mean all Governmental Requirements relating to health, safety, the environment, the preservation or reclamation of natural resources, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature, further including without limitation, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements. The Company makes no representations or warranties with respect to Environmental Laws in this Agreement or in any other Transaction Document other than those representations and warranties contained in this Section 2.1(l) Except as could not reasonably be expected to have a Material Adverse Effect, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Except for such instances that could not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there are no present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. Except for such instances that could reasonably be expected to have a Material Adverse Effect, the Company has not received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any hazardous materials at, under, or released or threatened to be released from any real properties offsite the Company’s properties and, to the Company’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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(m)          Books and Records. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)          Transactions with Affiliates. Except as set forth on Schedule 2.1(n) attached hereto, as of the Closing Date there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any Affiliate. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt and notwithstanding any characterization in any rule promulgated in accordance with GAAP or by any Governmental Authority, for purposes of the Transaction Documents only, neither (x) Macquarie Bank Limited nor any of its Affiliates, nor (y) the Investor nor any of its Affiliates, nor (z) any member of the XOG Group (nor any of their respective Affiliates if the only connection to the Company is through its affiliation with the XOG Group) will be deemed to be an Affiliate of the Company. “XOG Group” means any one or more of the following Persons: XOG Operating, LLC; Geronimo Holding Corporation, Geronimo Holdings LLC, HNL Royalties LLC and CLW South Texas 2008 LP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

(o)          Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer and issuance of the Note. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and applicable state securities laws, and neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note.

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(p)          Employees. The does not have any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(p) attached hereto, the Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, has since the Closing Date, terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(q)          Investment Company Act Status. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(r)          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Note pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(s)          Foreign Asset Control Regulations, etc. The issuance of the Note to the Investor will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. The Company is in compliance, in all material respects, with the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and with other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter thereof, including Executive Order 13224 effective September 24, 2001.

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(t)          Material Agreements. Set forth on Schedule 2.1(t) hereto is a complete and correct list of all material agreements (other than the Transaction Documents and all oil and gas leases with respect to the Oil and Gas Properties) and other instruments maintained as of the date of this Agreement by the Company setting forth each counterparty thereto relating to the purchase, transportation by pipeline, gas processing, marketing, development, sale and supply of Hydrocarbons, farmout arrangements, joint operating agreements, contract operating agreements or other material contracts to which the Company is a party on or after the Closing Date or by which its Properties is bound on or after the Closing Date, in each case for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect (together with the oil and gas leases with respect to the Oil and Gas Properties, collectively, the “Material Agreements”) and copies of such documents have been provided to Investor. All such agreements are in full force and effect and the Company is not in default thereunder, nor is there any uncured default by any Affiliate predecessor in interest to the Company or, to the Company’s knowledge, by any predecessor in interest to the Company (other than an Affiliate predecessor) or counterparty thereto, nor has the Company altered any material item of such agreements since the Closing Date without the prior written consent of the Investor.

(u)          Solvency. The Company has the ability to meet its liabilities as they mature and does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

Section 2.2     Representations and Warranties of the Guarantor.

The Guarantor hereby represents and warrants to the Investor, as of the date hereof, as follows:

(a)          Organization, Good Standing and Power. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Guarantor is duly qualified as a foreign corporation, duly incorporated to do business and is in good standing in every other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b)          Authorization; Enforcement. The Guarantor has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Guarantor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Guarantor or its Board of Directors, stockholders or any other third party is required. When executed and delivered by the Guarantor, each of the Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)          Capitalization. The authorized Common Stock of the Guarantor as of the Closing Date is set forth on Schedule 2.1(c)(i) attached hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Guarantor have been duly and validly authorized. Except as disclosed in the SEC Reports or set forth on Schedule 2.1(c)(ii) attached hereto, there are no outstanding options, warrants, scrip or call relating to, or securities or rights convertible into, any shares of capital stock of the Guarantor. The Guarantor is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting of any shares of the capital stock of the Guarantor.

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(d)          No Conflicts. The execution and delivery by the Guarantor of the Transaction Documents to which it is a party, and the performance of its obligations thereunder, do not and will not (i) violate or conflict with any provision of the Guarantor’s Organizational Documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Guarantor is a party or by which the Guarantor’s properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Guarantor or by which any property or asset of the Guarantor are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Guarantor under any agreement or any commitment to which the Guarantor is a party or by which the Guarantor is bound or by which any of its properties or assets are bound, except, solely in the case of clauses (ii) and (iii), for such violations as could not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect (other than violations with respect to federal and state securities laws). The Guarantor is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party or issue the Warrants in accordance with the terms hereof. The business of the Guarantor is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)          Financial Statements. As of their respective dates, the financial statements of the Guarantor and its consolidated Subsidiaries that have been or will hereafter be furnished by the Company to the Investor have been or will be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Guarantor and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f)          Solvency. The Guarantor and the Company, taken as a whole, have the ability to meet their liabilities as they mature and do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

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(g)          Issuance of Securities. The Warrants have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Warrants shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued and paid for in accordance with the terms of the Warrants and as set forth in the Certificate of Incorporation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(h)          Dilutive Effect. The Guarantor understands and acknowledges that its obligation to issue the Warrant Shares upon the conversion of any Note in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Guarantor.

(i)          No Material Adverse Change. Since September 30, 2011, the Guarantor and its Subsidiaries (taken as a whole) have not experienced or suffered any Material Adverse Effect.

(j)          Securities Act of 1933. The Guarantor has complied and will comply with all applicable federal and state securities laws in connection with the offer and issuance of the Warrants and Warrant Shares. Neither the Guarantor nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Warrants or Warrant Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of the Warrants or Warrant Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Guarantor nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Warrants and Warrant Shares.

(k)          No Undisclosed Liabilities, Events or Circumstances. Except as set forth in the SEC Reports or on Schedule 2.1(e) attached hereto, since September 30, 2011, the Guarantor has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), and no event or circumstance has occurred or exists with respect to the Guarantor or its business, properties, operations or financial condition, other than those incurred in the ordinary course of the Guarantor’s business or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(l)          Indebtedness. Schedule 2.1(f) attached hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Guarantor, or for which the Guarantor has commitments to incur.

(m)          Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(h) attached hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Guarantor, threatened against or involving the Guarantor or any of its properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Guarantor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(n)          Compliance with Law. The business of the Guarantor has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Guarantor has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)          Taxes. The Guarantor has timely and accurately prepared and filed (taking into account any extensions of time to file) all federal, state and other tax returns required by law to be filed by (or with respect to) it and all such tax returns were correct and complete in all material respects, has paid or made provisions for the payment of all material taxes shown to be due and all additional assessments, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and adequate provisions have been and are reflected in the financial statements of the Guarantor for all current taxes and other charges to which the Guarantor is subject and which are not currently due and payable. None of the federal income tax returns of the Guarantor have been audited by the Internal Revenue Service. The Guarantor has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Guarantor for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)          Disclosure. Neither this Agreement (including the Schedules attached hereto) nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Guarantor in connection with the transactions contemplated by this Agreement and the other Transaction Documents, taken together as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. There is no material fact known to the Guarantor that has had or could reasonably be likely to have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to the Investor for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(q)          Books and Records. The records and documents of the Guarantor accurately reflect in all material respects the information relating to the business of the Guarantor, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Guarantor. The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(r)          Transactions with Affiliates. Except as set forth on Schedule 2.1(n) attached hereto, as of the Closing Date there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Guarantor or any of its customers or suppliers on the one hand, and (b) on the other hand, any Affiliate. For the avoidance of doubt and notwithstanding any characterization in any rule promulgated in accordance with GAAP or by any Governmental Authority, for purposes of the Transaction Documents only, neither (x) Macquarie Bank Limited nor any of its Affiliates, nor (y) the Investor nor any of its Affiliates, nor (z) any member of the XOG Group (nor any of their respective Affiliates if the only connection to the Guarantor is through its affiliation with the XOG Group) will be deemed to be an Affiliate of the Guarantor.

(s)          Employees. The does not have any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(p) attached hereto, the Guarantor does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Guarantor. No officer, consultant or key employee of the Guarantor whose termination, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, has since the Closing Date, terminated or, to the knowledge of the Guarantor, has any present intention of terminating his or her employment or engagement with the Guarantor.

(t)          Investment Company Act Status. The Guarantor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(u)          No Integrated Offering. Neither the Guarantor, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Guarantor for purposes of the Securities Act which would prevent the Guarantor from selling the Note pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Guarantor or any of its Affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(v)         Foreign Asset Control Regulations, etc. The issuance of the Warrant to the Investor will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Neither the Company nor the Guarantor (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and the Guarantor are in compliance, in all material respects, with the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and with other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter thereof, including Executive Order 13224 effective September 24, 2001.

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Section 2.3      Representations and Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to the Company and the Guarantor as of the Closing Date that the Investor is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. The Investor does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any Person; provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Investor further represents and warrants to the Company and the Guarantor as of the Closing Date that (i) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the proposed investment in the Note; (ii) the Investor understands that the Securities may not be sold, transferred or otherwise disposed of by it without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration, the Investor may be required to hold the Securities indefinitely; and (iii) the Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. The Investor acknowledges that the Company and the Guarantor are issuing the Securities in reliance upon the representations and warranties of the Investor set forth in this Section 2.3.

ARTICLE III

COVENANTS

The Company and the Guarantor covenant with the Investor as set forth in this ARTICLE III, which covenants are for the benefit of the Investor and its assignees. Unless otherwise set forth in the covenants in this ARTICLE III, such covenants shall survive until the Note is paid in full.

Section 3.1      Compliance with Laws.

The Company and the Guarantor shall comply with all applicable laws, rules, regulations and orders of any Governmental Authority, including without limitation, all securities law, rules and regulations and timely make all filings required by any such laws, rules and regulations, except in such instances where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

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Section 3.2      Keeping of Records and Books of Account.

The Company and the Guarantor shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and the Guarantor, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. Upon request of the Investor, the Company and the Guarantor shall furnish to the Investor any and all books and records or any other information reasonably requested by the Investor relating to the business and to the financial condition to the Company and the Guarantor.

Section 3.3      Reporting Requirements.

The Company shall furnish the following to the Investor until payment in full in cash of all amounts due under any Transaction Document (other than the Warrants) and the termination of this Agreement and the other Transaction Documents (other than the Warrants):

(a)          Quarterly Financial Statements. As soon as available and in any event within fifty (50) days after the end of each quarter of each fiscal year of the Guarantor, the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries, in each case, as adjusted in conformity with GAAP, as at the end of such period and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable), equity and cash flow for such quarter of such fiscal year of the Guarantor and for the period from the beginning of the then current fiscal year of the Guarantor to the end of such quarter of such fiscal year of the Company.

(b)          Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Guarantor:

(i)          the audited consolidated and consolidating balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable) equity and cash flow for such fiscal year of the Guarantor; and

(ii)         a report with respect to the financial statements from a firm of independent certified public accountants selected by the Guarantor, which report shall be unqualified as to going concern and scope of audit of the Guarantor and its consolidated Subsidiaries and shall state that (a) such financial statements present fairly the financial position of the Guarantor and its consolidated Subsidiaries as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and (b) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

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(c)          Compliance Certificate. With the delivery of each set of financial statements under Section 3.3(a) and Section 3.3(b), a certificate executed by the chief executive officer or the chief financial officer or controller of the Guarantor (an “Authorized Officer”) (i) certifying whether, to the Authorized Officer’s knowledge, a Default or an Event of Default has occurred and, if so, describing in reasonable detail the circumstances thereof and any actions taken or proposed to be taken to cure such Default or Event of Default, and (ii) in connection with financial statements delivered under Section 3.3(a), certifying that the financial statements present fairly in all material respects, subject only to normal year-end adjustments, the financial position and results of operations of the Guarantor and its Subsidiaries in accordance with GAAP and absent any footnotes (other than those required to explain financial data).

(d)          Accountants’ Certification and Reports. In connection with each annual, interim or special audit or review of the financial statements or financial controls of the Guarantor or any of its Subsidiaries made by its independent public accountants (including the audit made in connection with the financial statements required to be delivered under Section 3.3(b)), promptly upon receipt thereof copies of all reports submitted to the Guarantor by its independent public accountants in connection with each such annual, interim or special audit or review, including the comment letter submitted by such accountants to management or any member or committee of the board of directors (or similar body) of the Guarantor or any of its Subsidiaries in connection with such annual, interim or special audit or review.

(e)          Reserve Reports; AFEs. The Company shall, at its sole expense, cause an engineering reserve report relating to the Oil and Gas Properties (the “Reserve Report”) to be prepared with respect to each calendar year and delivered to the Investor on the first Business Day of each April 1, beginning on April 1, 2012. Each Reserve Report will evaluate the projected recoverable reserves attributable to the Company’s working interests and net revenue interests in the Oil and Gas Properties. The Reserve Report will separately report on PDP Reserves, PDNP Reserves and PUD Reserves, and will be prepared in accordance with the requirements of Rule 4-10 of Regulation SX of the Securities and Exchange Commission.

(f)          Government Notices. Promptly after receipt, copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning the violation of any material Environmental Laws, the violation or alleged violation of the Fair Labor Standards Act or the payment or non-payment of any taxes including any tax audit, in each case, with respect to the Company or the Guarantor. “Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including without limitation: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

(g)          Notification of Events of Default, etc.

(i)          Promptly, but in no event later than the fifth Business Day following the day any officer of the Company or the Guarantor obtains knowledge of any of the following events or conditions, a written notice, including a certificate signed by the chief executive officer or president of the Company or the Guarantor, specifying the nature and period of existence of such condition or event and what action the Company or the Guarantor, as applicable, has taken, is taking, and proposes to take, with respect thereto:

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(a)          any condition, circumstance or event that constitutes an Event of Default or a Default;

(b)          any default or breach by the Company or the Guarantor of the performance, observance or fulfillment of any of the obligations, duties, covenants or conditions contained in any contractual obligation of the Company or the Guarantor, or the occurrence of any condition or event that would allow the other party to any such contractual obligations to terminate or cancel such contract, or the receipt by the Company or the Guarantor of any notice from any such counterparty under any such contractual obligation claiming that any such default or condition or event has occurred, in any such case with respect to any contract of the Company or the Guarantor the termination or cancellation of which, or non-renewal of which on substantially similar terms, could reasonably be expected to have a Material Adverse Effect;

(c)          any condition, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect; or

(d)          the resignation or termination of the chief financial officer or the controller of the Company or the Guarantor (or any officer(s) or employee(s) of the Company or the Guarantor performing the duties and functions commonly performed by a chief financial officer and a controller) or the head(s) of operations and sales of the Company, or if any such person shall leave his or her office for whatever reason or ceases to exercise the rights and duties of such office.

(ii)         With respect to any AFE that the failure of the Company to pay would result in a material diminution in the value of the related Oil and Gas Property, promptly, but in no event later than the fifth Business Day prior to the expiration of any grace period with respect to event of default that would arise from such failure to pay, a written notice from the Company or the Guarantor stating the reasons for such failure. The Investor may, but shall not be obligated to, pay any such AFE if the Company or the Guarantor does not pay such AFE prior to the expiration of the related grace period and any amount so paid by the Investor shall be (A) added to the principal amount due and payable pursuant to the terms of the Note and (B) paid by the Company to the Investor within five (5) days of the date of payment by the Investor; provided, that the Investor may not pay any AFE that (A) is being contested by the Company in good faith by appropriate proceedings diligently conducted or (B) relates to an Oil and Gas Property that the Company has indicated in such written notice that it intends to sell, prior to the expiration of such applicable grace period);

(h)          Locations. At least ten (10) Business Days advance written notice of any change in the Company’s or the Guarantor’s addresses or of any new location for their respective books and records or where any Collateral has been or purports to be created and/or granted pursuant to any Transaction Documents.

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(i)          Litigation. Within five (5) Business Days after the Company obtains knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration that seeks to prohibit or impose any material restriction on the Company’s business as it presently conducts it or the Oil and Gas Properties not previously disclosed by the Company to the Investor in writing and in an amount in excess of $1,000,000 or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or the Guarantor or any property of the Company that could reasonably be expected to have a Material Adverse Effect, the Company will give written notice thereof to the Investor and provide such other information as may be reasonably available to the Company or the Guarantor to enable the Investor and its counsel to evaluate such matter.

Section 3.4           Other Agreements.

The Company and the Guarantor shall not enter into any agreement the terms of which would restrict or impair the right or ability of the Company or the Guarantor to perform of their respective obligations under any Transaction Document.

Section 3.5           Distributions.

Neither the Company nor the Guarantor shall (i) declare or pay any dividends or make any distributions (by reduction of capital or otherwise) to any holder(s) of Common Stock or other Equity Interests of the Company or the Guarantor (or security convertible into or exercisable for Common Stock or other Equity Interests) or set aside or otherwise deposit or invest any sums for such purpose; provided, that the Company shall be permitted to declare and pay cash dividends or distributions to the Guarantor (a) with the proceeds of the Initial Funding and the Subsequent Funding, (b) for general and administrative expenses in an amount not to exceed $2,500,000 in any calendar year, (c) in such amounts to enable the Guarantor to make regularly scheduled payments on account of the Indebtedness of the Guarantor due and payable under any promissory notes made by the Guarantor pursuant to the Purchase Agreement, provided, such payments are expressly permitted under the XOG Subordination Agreement (as defined in Section 4.2(c) ), and (d) in such amount as the Company shall determine, provided that simultaneously with the payment of such dividend or distribution to the Guarantor, the Company pays to the Investor a like amount to be applied as a prepayment of the outstanding principal amount of the Note, or (ii) redeem, retire, defease, purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company or the Guarantor or set aside or otherwise deposit or invest any sums for such purpose.

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Section 3.6           Prohibition on Liens.

The Company shall not enter into, create, incur, assume, suffer or permit to exist any lien, security interest, mortgage, pledge, charge, claim or other encumbrance of any kind (collectively, “Liens”) on or with respect to the Collateral or any interest therein or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect any financing statement or other similar notice of any Lien with respect to such assets, other than Permitted Encumbrances. “Permitted Encumbrances” means the individual and collective reference to the following: (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, operators' Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (iii) the Liens set forth in Schedule 2.1(g) attached hereto in effect on the date hereof and any renewals or extensions thereof; (iv) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Liens imposed by ERISA; (v) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights of way, servitudes, permits, surface leases, and other rights of third parties in respect of surface operations on, or development of, the Oil and Gas Properties, (vii) lessor’s royalties, overriding royalties, reversionary interests, and similar burdens that do not operate to reduce the Net Revenue Interest of the Company in any of the Oil and Gas Properties to less than the amount set forth in the applicable lease with respect to the Oil and Gas Properties; (viii) the consents and rights described in the leases withinsofar as such consents and rights do not operate to increase the Working Interest of the Company or decrease the Net Revenue Interest of the Company, as set forth on Schedule 2.1(g)  for any of the applicable Properties; (ix) Liens securing Indebtedness permitted under Section 3.6(iii) so long as (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and (x) the Liens of the Investor set forth in the Transaction Documents.

Section 3.7           Prohibition on Indebtedness.

The Company shall not enter into, create, incur, assume, suffer, become or be liable for in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly), any Indebtedness, performance, obligations or dividends of any other Person, other than (i) Indebtedness existing on the date hereof and disclosed in Schedule 2.1(f) to this Agreement and any refinancings, refundings, renewals or extensions thereof, (ii) Indebtedness in favor of the Investor evidenced by the Note, (iii) Indebtedness of the kind described in clause (i), (ii), (ix) or (xi) of the defined term “Indebtedness”, in an amount not to exceed $1,000,000 in the aggregate, fully subordinated to the Indebtedness in favor of the Investor evidenced by the Note pursuant to a subordination agreement the terms and conditions of which shall be acceptable to the Investor in its reasonable discretion, (iv) Indebtedness secured by a Permitted Encumbrance, (v) letters of credit, worker’s compensation claims, surety bonds and performance bonds incurred in the ordinary course of business, and (vi) endorsements of negotiable instruments for collection in the ordinary course of business.

Section 3.8           Compliance with Transaction Documents.

Each of the Company and the Guarantor shall comply with their respective obligations under the Transaction Documents to which each is a party.

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Section 3.9           Transactions with Affiliates.

Neither the Company nor the Guarantor shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of the Company or the Guarantor, except for (a) any sale or contribution by the Guarantor of oil and gas properties to American Standard Energy, Corp., a Nevada corporation and Subsidiary of the Guarantor (“American Standard”), (b) any distribution of oil and gas properties by American Standard to the Guarantor (c) any distribution of oil and gas properties by the Guarantor to the Company and (d) transactions in the ordinary course of business and pursuant to the reasonable requirements of the businesses of the Company or the Guarantor, as applicable, and upon fair and reasonable terms and which are no less favorable to the Company or the Guarantor, as applicable, than they would obtain in a comparable arm’s length transaction with an unaffiliated Person.

Section 3.10         No Merger or Sale of Assets; No Formation of Subsidiaries.

The Company shall not, directly or indirectly,

(a)          merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it other than an Affiliate, but only so long as the Company shall be the survivor of such consolidation or merger; provided that the Company and the Guarantor shall not merge into or with or consolidate with each other.

(b)          sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any or all of the Collateral, other than (i) inventory in the ordinary course of business, (ii) dispositions of obsolete or worn out assets and (iii) dispositions of assets not otherwise permitted under this Section 3.10(b)

so long as the aggregate book value of such assets does not exceed $250,000 during any fiscal year,

(c)          alter its organizational structure or effect a change of entity (except as expressly permitted in this Agreement or in a manner that is not adverse to the interests of the Investor),

(d)          wind up, liquidate or, subject to the proviso in Section 3.12, dissolve, or

(e)          agree to do any of the foregoing.

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Section 3.11         Payment of Taxes, Etc.

The Company and the Guarantor shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 3.12         Corporate Existence.

Each of the Company and the Guarantor shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

Section 3.13         No Investments.

The Company shall not make or suffer to exist any Investments or commitments therefor, other than Investments made in the ordinary course of business. “Investment” means, with respect to any Person, (i) all investments (by capital contribution or otherwise) in any other Person, (ii) any extension of credit, loan or advance, or (iii) any purchase or repurchase of stock or other ownership interest, Indebtedness or all or a substantial part of the assets or property of any Person, bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made.

Section 3.14         Access to Accountants.

The Guarantor hereby irrevocably authorizes and requests and instructs all accountants and auditors employed by the Guarantor or any of its Subsidiaries at any time to exhibit and deliver to the Investor upon the Investor’s request copies of any of the financial statements, trial balances or other accounting records or reports of any sort of the Guarantor or any of its Subsidiaries in the accountant’s or auditor’s possession, and to disclose to the Investor any information such accountants or auditors may have concerning the financial status and business operations of the Guarantor or any of its Subsidiaries, in either case so long as the Guarantor is notified concurrently of the Investor's request.

Section 3.15         Inspection.

The Company and the Guarantor, upon reasonable notice, shall permit the Investor and its duly authorized representatives or agents to visit during normal business hours the Company’s or the Guarantor’s properties and inspect any of their respective assets or books and records, to examine and make copies of their respective books and records and to discuss their respective affairs, finances, technology and accounts with, and to be advised as to the same by, their respective officers and employees at such reasonable times and intervals as Investor may designate, provided that if an Event of Default has not occurred or is not continuing, neither the Investor nor its representative shall made more than two (2) such visits or inspections in any calendar year.

Section 3.16         Insurance.

The Company shall have (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements applicable to the Company or its business and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company. The Company shall deliver (or cause to be delivered) copies of all such policies to the Investor with an endorsement naming the Investor as a lender loss payee (under a satisfactory lender loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Investor in the event of cancellation of the policy for any reason whatsoever. “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

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Section 3.17         Production Report and Lease Operating Statements.

On the date that is the later of (x) thirty (30) days after the end of each fiscal quarter (unless for gas, then within sixty (60) days after the end of each fiscal quarter) and (y) two (2) days after the Guarantor’s filing thereof with the SEC, unless the Investor shall have notified the Company that it does not wish to receive the following, the Company shall deliver to Investor (i) a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Company’s Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and internet access to the Company’s real time reports of sales of production, and (ii) a statement from the “first purchaser” setting forth the volumes of hydrocarbons sold, the price received and Company’s share of the proceeds. For the purposes of this Agreement, “Oil and Gas Properties” means (a) all rights, titles, interests and estates now or hereafter acquired directly or indirectly through ownership in other entities or otherwise in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature (the “Hydrocarbon Interests”); (b) any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights (the “Properties”) now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of oil, gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom (“Hydrocarbons”) from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property and including any and all oil wells, gas wells, injection wells, disposal wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; provided, however, that all of the foregoing shall relate only to the properties described on Schedule 3.17 of this Agreement to the extent of the Company’s interest therein after giving effect to that certain Assignment of Oil and Gas Leases and Bill of Sale dated as of the Closing Date between the Guarantor, as assignor, and the Company, as assignee.

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Section 3.18         Title Information.

Upon request of the Investor (at its sole discretion), the Company will deliver or caused to be delivered title information in form and substance reasonably acceptable to the Investor covering Oil and Gas Properties now owned or hereafter acquired.

Section 3.19         Gas Imbalances, Take-or-Pay or Other Prepayments.

The Company shall not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Company that would require the Company to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 3.20         Reservation of Shares.

So long as the Warrants remain outstanding, the Guarantor shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 3.21         Marketing of Production.

The Company shall not sell or otherwise dispose of any material portion of the Hydrocarbon production allocable to the Oil and Gas Properties except pursuant to Hydrocarbon marketing and sale contracts that are (a) identified on Schedule 3.21 and in effect on the date of this Agreement, (b) approved by the Investor in its reasonable discretion, (c) between the Company and any Person that is not an Affiliate (whether or not in writing) that are cancelable, without penalty, on 30 days notice or less, or (d) marketing arrangements over which the Company exercises no direct control and to which it is subject pursuant to an operating agreement. The Company is receiving a price for all Hydrocarbon production sold that is computed substantially in accordance with the terms of the relevant contract, and deliveries are not being curtailed substantially below the subject Oil and Gas Property’s delivery capacity.

Section 3.22         Environmental Matters.

To the extent the Company has the contractual or legal right, the Company will not cause or permit any of its Oil and Gas Properties to be in violation of, or do anything or permit anything to be done which will subject any such Oil and Gas Properties to a release or threatened release of Hazardous Materials, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, release or threatened release, exposure, or remedial work could reasonably be expected to have a Material Adverse Effect.

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Section 3.23         Material Agreements.

The Company will not enter into or amend or otherwise modify any Material Agreement (a) that involves an individual commitment from such Person of more than $100,000 in the aggregate in any twelve (12) month period and (b) the subject of which is an Oil and Gas Property in which the Company has a majority interest.

Section 3.24         Swap Agreements.

The Company will not enter into any agreement with respect to any swap, forward, future or derivative transaction, option or similar agreement or physical delivery contract, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions with any Person, except in the ordinary course of business and not for speculative purposes.

Section 3.25         Disclosure of Transactions and Other Material Information.

The Guarantor shall file a Current Report on Form 8-K within the time required by the 1934 Act describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). With the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or the Guarantor or any of their respective officers, directors or employees in connection with the transactions contemplated by the Transaction Documents.

ARTICLE IV

CONDITIONS

Section 4.1           Conditions Precedent to the Obligation of the Investor to Close on the Closing Date.

The obligation hereunder of the Investor to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, on or before the Closing Date, of each of the conditions set forth below.

(a)          Notes and Transaction Documents. The Company shall have delivered to the Investor the Note, and the Company and the Guarantor shall have duly executed and delivered the other Transaction Documents to the Investor, and the Investor shall have received such title information as the Investor may require, reasonably satisfactory to the Investor, setting forth the status of title to the Company’s’ interest in any Oil and Gas Property owned by Company.

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(b)          Secretary’s Certificate. The Company and the Guarantor shall have delivered to the Investor secretary’s certificates, dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby and by the Transaction Documents, (ii) the Organizational Documents of the Company and the Guarantor, each as in effect at the Closing Date, (iii) the authority and incumbency of the officers of the Company and the Guarantor executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith and (iv) certificates of the appropriate governmental agencies with respect to the existence, qualification and good standing of the Company and the Guarantor.

(c)          Officer’s Certificate. The Company and the Guarantor shall have delivered to the Investor a certificate signed by an executive officer on behalf of the Company and the Guarantor, respectively, dated the Closing Date, confirming the accuracy of the Company’s and the Guarantor’s representations and warranties as of such date and no Default or Event of Default has occurred or will occur on the Closing Date after giving effect to the transactions contemplated by the Transaction Documents.

(d)          Due Diligence. The Company and the Guarantor shall have permitted the Investor to make such inspections as the Investor deems reasonably appropriate and the Investor is satisfied, in its reasonable discretion, with the results thereof.

(e)          Payment of Investor’s Expenses. The Company shall have paid the fees and expenses described in Section 7.1 of this Agreement to the extent invoiced prior to or on the Closing Date.

(f)          Searches. The Investor shall have received UCC, real estate tax, judgment and litigation searches against the Company and the Guarantor in those offices and jurisdictions as the Investor shall reasonably request which shall show that no financing statement, liens, mortgages, deeds of trust or assignments or other filings have been filed or remain in effect against the Company and the Guarantor or any Collateral except for Permitted Encumbrances and financing statements, assignments or other filings with respect to which the secured party or existing lender (other than Macquarie Bank Limited with respect to any assets not constituting Collateral) (i) has delivered to the Investor termination statements or other documentation evidencing the termination of its Liens and security interests in the Collateral, or (ii) has agreed in writing to release or terminate its Lien and security interest in the Collateral upon receipt of proceeds of the advance on the Closing Date.

(g)          UCC Financing Statements; Deeds of Trust. On or prior to the Closing Date, the Company shall have authorized the filing by the Investor of all UCC financing statements and all Deeds of Trust, each in form and substance reasonably satisfactory to the Investor, at the appropriate offices to create a valid and perfected security interest in the Collateral and in the Oil and Gas Properties.

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(h)          Consents. The Company and the Guarantor shall have obtained all consents, approvals, or waivers from all Governmental Authorities, third parties and their respective security holders necessary (i) for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (ii) to not trigger any preemptive rights, rights of first refusal, put or call rights or obligations, anti-dilution rights or similar rights that any holder of the Company’s or the Guarantor’s securities may have with respect to the execution, delivery and performance of this Agreement and each of the Transaction Documents and all transactions contemplated hereby and thereby.

(i)          Insurance. The Investor shall have received a certificate of insurance coverage for the Company (or other evidence of insurance coverage acceptable to the Investor) showing that the Company is carrying insurance in accordance with Section 3.16.

(j)          Operating Agreements. The Investor shall have received copies of the operating agreements for the Oil and Gas Properties that are part of the Collateral.

(k)          Environmental Condition. The Investor shall have received all available reports in the Company’s possession and written notices concerning the environmental condition of the Oil and Gas Properties that are part of the Collateral available to the Company and shall be satisfied with the environmental condition thereof (it being understood that the Company is not being required to deliver any new or updated environmental reports as a condition to close on the Closing Date).

(l)          Subordination Agreement. The Investor shall have received a subordination agreement dated as of the Closing Date among the Investor, the Company and Macquarie Bank Limited, in form and substance reasonably satisfactory to the Investor.

(m)          Opinions of Counsel. The Investor shall have received opinions of counsel to the Company and the Guarantor, dated the Closing Date, reasonably acceptable to counsel to the Investor.

(n)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

(o)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, and no investigation by any Governmental Authority shall have been threatened in writing, against the Company or that are part of the Collateral, or any of the officers, directors or Affiliates of the Company or that are part of the Collateral seeking to restrain, prevent or change the transactions contemplated by this Agreement or the other Transaction Documents, or seeking damages in connection with such transactions.

(p)          Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2011.

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(q)          Registration Rights Agreement. At the Closing, the Investor and the Guarantor shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit 4.1(q) (the “Registration Rights Agreement”), pursuant to which the Guarantor has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

(r)          Title. The Company will deliver or cause to be delivered title information in form and substance acceptable to the Investor, in the Investor’s sole discretion, covering Oil and Gas Properties located in La Salle County, Texas and Frio County, Texas.

(s)          Warrant Documents. The Guarantor will deliver to the Investor (i) a Modification Agreement, dated as of February 9, 2012 among the Guarantor and the parties identified as “Holders” on the signature page thereto, (ii) the Warrant to Purchase Common Stock dated February 9, 2012 issued by the Guarantor to the Investor and (iii) the Series C Warrant to Purchase Common Stock dated February 9, 2012 issued by the Guarantor to the Investor, each of which shall be in form and substance reasonably satisfactory to the Investor.

(t)          Miscellaneous. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Note and the other Transaction Documents shall be satisfactory in form and substance to the Investor and its counsel.

Section 4.2           Conditions Precedent to the Obligation of the Investor to Consummate the Subsequent Funding.

The obligation hereunder of the Investor to make the Subsequent Funding is subject to the satisfaction or waiver, on or before the date of such Subsequent Funding, of (i) each of the conditions set forthbelow on the date of the proposed Subsequent Funding.

(a)          Payment of Investor’s Expenses. The Company shall have paid the fees and expenses described in Section 7.1 of this Agreement to the extent invoiced prior to the date on which the Subsequent Funding is requested.

(b)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

(c)          XOG Subordination Agreement. The Investor shall have received a subordination agreement dated as of the date of the Subsequent Funding among the Investor, the Company and Geronimo Holdings Corporation, in form and substance reasonably satisfactory to the Investor (the “XOG Subordination Agreement”).

(d)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, and no investigation by any Governmental Authority shall have been threatened in writing, against the Company or that are part of the Collateral, or any of the officers, directors or Affiliates of the Company or that are part of the Collateral seeking to restrain, prevent or change the transactions contemplated by this Agreement or the other Transaction Documents, or seeking damages in connection with such transactions.

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(e)          Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2011.

(f)          Searches. The Investor shall have received UCC, real estate, tax, judgment and litigation searches against the Company in those offices and jurisdictions as the Investor shall reasonably request which shall show that no financing statement, liens, mortgages, deeds of trust or assignments or other filings have been filed or remain in effect against the Company or any Collateral except for Permitted Encumbrances and financing statements, assignments or other filings with respect to which the secured party or existing lender (other than Macquarie Bank Limited with respect to any assets not constituting Collateral) (i) has delivered to the Investor termination statements or other documentation evidencing the termination of its Liens and security interests in the Collateral, or (ii) has agreed in writing to release or terminate its Lien and security interest in the Collateral upon receipt of proceeds of the Subsequent Funding.

(g)          Consents. The Company and the Guarantor shall have obtained all consents, approvals, or waivers from all Governmental Authorities, third parties and their respective security holders necessary for the execution, delivery and performance of any additional Transactions Documents required to be delivered in connection with the Subsequent Funding.

(h)          UCC Financing Statements; Deeds of Trust. The Company shall have authorized the filing by the Investor of all UCC financing statements and all Deeds of Trust, each in form and substance reasonably satisfactory to the Investor, at the appropriate offices to create a valid and perfected security interest in the Collateral and in the Oil and Gas Properties that were not a part of the Collateral on the date of the Initial Funding.

(i)          Operating Agreements. The Investor shall have received copies of the operating agreements for the Oil and Gas Properties which were not a part of the Collateral on the date of the Initial Funding.

(j)          Environmental Condition. The Investor shall have received all available reports in the Company’s possession and written notices concerning the environmental condition of the Oil and Gas Properties that were not a part of the Collateral on the date of the Initial Funding available to the Company and shall be satisfied with the environmental condition thereof (it being understood that the Company is not being required to deliver any new or updated environmental reports as a condition to the Subsequent Funding).

(k)          Opinions of Counsel. The Investor shall have received opinions of counsel to the Company as to the form of Deed of Trust for each jurisdiction other than Texas.

(l)          Title. The Company will deliver or cause to be delivered title information in form and substance acceptable to Investor, in Investor’s sole discretion, covering all Oil and Gas Properties other than those located in La Salle County, Texas and Frio County, Texas.

(m)          Miscellaneous. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Note and the other Transaction Documents shall be satisfactory in form and substance to the Investor and its counsel.

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ARTICLE V

CERTIFICATE LEGEND

Section 5.1           Legend.

The Note shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS ASEN 2, CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF THE NOTE UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THIS PROMISSORY NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). BEGINNING NO LATER THAN 10 DAYS AFTER THE FUNDING DATE, AN INVESTOR MAY, UPON REQUEST, OBTAIN FROM THE COMPANY THE PROMISSORY NOTE’S ISSUE PRICE, ISSUE DATE, AMOUNT OF OID AND YIELD TO MATURITY BY CONTACTING THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 4800 N. SCOTTSDALE ROAD, STE. 1400, SCOTTSDALE, ARIZONA 85251.

The Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THIS WARRANT (THE “WARRANT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS ASEN 2, CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF THE WARRANT UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

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ARTICLE VI

INDEMNIFICATION

Section 6.1           General Indemnity.

In addition to the payment of expenses pursuant to Section 7.1 , whether or not the transactions contemplated hereby shall be consummated, the Company and the Guarantor jointly and severally agree to indemnify, pay and hold the Investor, and its assignees and Affiliates and their respective officers, directors, employees, agents, consultants, auditors, Persons engaged by it to evaluate or monitor the Collateral, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the statements contained in any term sheet delivered by the Investor, the Investor’s agreement to make any advance hereunder, the use or intended use of the proceeds of any advance or the exercise of any right or remedy hereunder or under the other Transaction Documents (the “Indemnified Liabilities”); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment.

ARTICLE VII

MISCELLANEOUS

Section 7.1           Fees and Expenses.

All invoiced costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel), advisor fees, investment banker fees and other disbursements incurred by Investor, (a) in all efforts made to enforce payment or effect collection owing under this Agreement or any other Transaction Document, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Investor’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Investor’s rights hereunder and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Investor’s transactions with the Company or the Guarantor; provided, that advisor fees and investment banker fees shall be payable only in connection with the entering into this Agreement and shall not exceed $90,000 in the aggregate.

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Section 7.2           Consent to Jurisdiction; Venue.

Subject to the last sentence of this Section 7.10 , any judicial proceeding brought by or against any party with respect to this Agreement, the other Transaction Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party to this Agreement waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) at its address set forth in Section 7.4 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Investor to bring proceedings against the Company or the Guarantor in the courts of any other jurisdiction. Each party to this Agreement hereby waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party to this Agreement hereby waives the right to remove any judicial proceeding brought against it in any state court to any federal court. Any judicial proceeding by any party to this Agreement involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

Section 7.3           Entire Agreement; Amendment.

This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Investor (and its successors and assigns) and the Company (and its successors and assigns).

Section 7.4           Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Company or the Guarantor:	ASEN 2, Corp. 4800 N. Scottsdale Road, Ste. 1400 Scottsdale, Arizona 85251 Tel: (480) 371-1929 Fax: (480) 990-2732 Attention: Scott Mahoney

with copies to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Tel: (212) 885-5000 Fax: (212) 885-5001 Attention: Kristina L. Trauger

If to the Investor:

Pentwater Equity Opportunities Master Fund Ltd.
PWCM Master Fund Ltd.

c/o Pentwater Capital Management, LP

227 West Monroe Street

Chicago, IL 60606

Tel: (312) 589-6410

Fax: (312) 589-6497

Attention: Aaron Switz

with copies to:	Patton Boggs LLP 2000 McKinney Avenue, Suite 1700 Dallas, TX 75201 Tel: (214) 758-3505 Fax: (214) 758-1550 Attention: Anthony J. Herrera

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5           Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6           Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

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Section 7.7           Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing Date, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Investor may assign the Note and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto with the prior consent of the Company; provided that the consent of the Company shall not be required if (a) an Event of Default has occurred and is continuing or (b) the assignee in connection with such proposed assignment is an Affiliate of the Investor. Neither the Company nor the Guarantor may assign its rights and obligations under this Agreement or any other Transaction Document without the prior written consent of the Investor, which consent may be withheld by the Investor in its sole discretion.

Section 7.8           No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 7.9           Indemnity.

(a)          The Company and the Guarantor shall indemnify Investor and each of its respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Investor in any claim, litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Transaction Documents, whether or not Investor is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the fees described in Section 7.1) asserted against or incurred by any of the indemnitees described above in this Section 7.9 by any Person under any Environmental Laws or similar laws by reason of Company’s, Guarantor’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials. Additionally, if any taxes (other than Excluded Taxes) shall be payable by the Investor, the Company or the Guarantor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, by reason of any applicable law now or hereafter in effect, the Company or the Guarantor will pay (or will promptly reimburse Investor for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 7.9 harmless from and against all liability in connection therewith

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(b)          “Excluded Taxes” shall mean, with respect to any Investor: (i) Taxes (as defined below) measured by net or gross income (including branch profits taxes), back-up withholding taxes and franchise or similar taxes imposed in lieu of income taxes, in each case imposed on any Investor as a result of a present or former connection between such Investor and the jurisdiction of the governmental body imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from any Investor having executed, delivered or performed its obligations or received a payment under, or enforced any of this Agreement or any related documents); (ii) Taxes to the extent that the Investor was subject to such Taxes on the date that such Investor became a party to this Agreement or designates a new lending office; (iii) Taxes that are attributable to the failure (other than as a result of a change in any legal requirement) by any Investor to deliver the documentation required to be delivered pursuant to Section 7.15 hereof; and (iv) any Taxes imposed on amounts payable to an Investor as a result of such Investor’s failure to comply with FATCA (as defined below) so as to establish a complete exemption from withholding thereunder.

(c)          “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)          “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

(e)          “Taxes” shall mean all present or future taxes, (including, without limitation, any intangibles taxes, stamp taxes, recording taxes and franchises taxes, except to the extent measured in whole or part by net income), levies, imposts, deductions, charges or withholdings and all liabilities (including interest and penalties) with respect thereto.

Section 7.10         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY OF THE CONFLICTS OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. THIS AGREEMENT SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

Section 7.11         Survival.

The representations, and warranties of the Company and the Investor shall survive the execution and delivery hereof and the Closing Date; the agreements and covenants set forth in ARTICLE I, ARTICLE III, ARTICLE V, ARTICLE VIand ARTICLE VIIof this Agreement shall survive the execution and delivery hereof and Closing Date.

Section 7.12         Publicity.

The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without the consent of the Investor, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

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Section 7.13         Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Transaction Document by facsimile or by email delivery of a copy of such an executed counterpart in PDF format shall be as effective as delivery of a manually executed counterpart thereof.

Section 7.14         Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15         Tax Matters.

(a)          Except as provided herein or otherwise required by law, any and all payments by the Company or Guarantor (each a Transaction Party and collectively, the “Transaction Parties”) hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any and all present or future Taxes (other than Excluded Taxes, including Excluded Taxes with respect to any transferee or assignee thereof (each a “Transferee”)). If any Transaction Party shall be required to deduct any such Taxes from or in respect of any sum payable hereunder to any Investor or any Transferee, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.15) such Investor or such Transferee shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Transaction Party shall make such deductions, (iii) such Transaction Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) such Transaction Party shall send such Investor or such Transferee an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to such Investor or such Transferee) evidencing payment of the amount so deducted or withheld.

(b)          Each Investor shall deliver to the Company two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations and any successor provisions thereto (“Regulations”)) certifying its status (i.e., United States person or foreign person) and, if appropriate, making a claim of reduced, or exemption from, United States withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a United States or foreign person and/or as eligible for reductions in, or exemptions from, any applicable withholding tax.

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(c)          Each Investor required to deliver to Company a valid Withholding Certificate pursuant to Section 7.15(a) shall deliver such valid Withholding Certificate as follows: (i) each Investor which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Company hereunder for the account of such Investor; and (ii) each Investor shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation. Each Investor which so delivers a valid Withholding Certificate further undertakes to deliver to Company two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Company.

Notwithstanding any other provision of this Section 7.15, an Investor shall not be required to deliver any form pursuant to this Section 7.15 that such Investor is not legally able to deliver.

(d)          Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 7.15(b), Company shall be entitled to withhold United States federal income taxes at the full 30% withholding rate under Section 871 or 881 of the Code, as applicable (or any other rate set forth in any successor provision thereto which may apply to such payment), if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations.

(e)          If a payment made to an Investor under this Agreement would be subject to United States federal withholding tax imposed by FATCA if Investor were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Investor shall deliver to Company at the time or times prescribed by law and at such time or times reasonably requested by Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Company as may be necessary for Company to comply with its obligations under FATCA, to determine that Investor has or has not complied with its obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.15(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(f)          The Investor or Transferee will use its commercially reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes paid or reimbursed by any Transaction Party pursuant to this Section 7.15.  If any Investor or Transferee determines in its sole discretion, exercised in good faith, that it has received a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against Taxes that are otherwise payable by such Investor or Transferee) of any Taxes with respect to which the Transaction Party has made a payment under this Section 7.15, such Investor or Transferee will notify and reimburse the Transaction Party (promptly after such Investor or Transferee reasonably determines that such refund, deduction or credit has become final) to the extent of the benefit of such refund, deduction or credit, including any interest paid by the relevant Governmental Authority, net of all out-of-pocket expenses of such Investor or Transferee; provided, that any Transaction Party, upon the request of such Investor or Transferee agrees to repay the amount paid over to the Transaction Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Investor or Transferee in the event such Investor or Transferee is required to repay such refund to such Governmental Authority. Nothing in this Section 7.15 shall require any Investor or Transferee to disclose any confidential information to a Transaction Party (including, without limitation, its Tax returns).

Section 7.16         Registration

The Company shall maintain, or cause to be maintained, at its payment office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Investors and the principal amount of the advances (and stated interest thereon) (the "Registered Advances"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Company and the Investor shall treat each Person whose name is recorded in the Register as an Investor hereunder for all purposes of this Agreement, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. A Registered Advance (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Advance (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

ASEN 2, CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

GUARANTOR:

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

INVESTOR:

PENTWATER EQUITY OPPORTUNITES MASTER FUND LTD.

By:	/s/ David Zirin
David Zirin
Director

Commitment Percentage: 45%

PWCM MASTER FUND LTD.

By:	/s/ David Zirin
David Zirin
Director

Commitment Percentage: 55%

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]